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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 (No. 333-41466) of Watson Pharmaceuticals, Inc. of our report dated February 4, 2000 relating to the financial statements, which appears in Watson Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
July 28, 2000